EXHIBIT 8

                       Participation Agreement Amendment:
                         Calvert Variable Products, Inc.

                                 AMENDMENT NO. 3

                                     to the

                             PARTICIPATION AGREEMENT


The Participation Agreement by and among Summit Mutual Funds, Inc., Ameritas Investment Corp., and Ameritas Life Insurance Corp., is amended as follows:

Schedule A of the Agreement is deleted and replaced by Schedule A, attached.

All other provisions shall remain the same as the Participation Agreement effective January 1, 2000, and previously amended by Amendment No. 1 effective February 6, 2003, the Novation to Participation Agreement executed February 15, 2007, Amendment No. 2 effective May 1, 2008 and the Consent of Assignment effective December 12, 2008.

Each of the parties hereto has caused this Amendment No. 3 to the Participation Agreement to be executed in its name and behalf by its duly authorized representative.

SUMMIT MUTUAL FUNDS, INC.                         AMERITAS INVESTMENT CORP.

By:    /s/ William M. Taratikoff                  By:    /s/ Cheryl L. Heilman
     ----------------------------------------        ---------------------------------------
Print:     William M. Taratikoff                  Print:     Cheryl L. Heilman
        -------------------------------------           ------------------------------------
Title:     Vice President                         Title:     Vice President &
        -------------------------------------           ------------------------------------
                                                             Chief Operating Officer
                                                        ------------------------------------

Date:      April 7, 2010                          Date:      April 1, 2010
       --------------------------------------           ------------------------------------

CALVERT DISTRIBUTORS, INC.                        AMERITAS LIFE INSURANCE CORP.

By:    /s/ William M. Taratikoff                   By:   /s/ Robert C. Barth
     ----------------------------------------         ---------------------------------------
Print:     William M. Taratikoff                   Print:    Robert C. Barth
        -------------------------------------            ------------------------------------
Title:     Vice President                          Title:    Senior Vice President and
        -------------------------------------            ------------------------------------
                                                             Chief Financial Officer
                                                         ------------------------------------
Date:      April 7, 2010                           Date:     April 1, 2010
       --------------------------------------            ------------------------------------

                                   SCHEDULE A



FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

         Summit Mutual Funds, Inc. Summit Pinnacle Series



REGISTERED SEPARATE ACCOUNTS USING THE FUNDS
--------------------------------------------

o        Ameritas Variable Separate Account V
o        Ameritas Variable Separate Account VA-2
o        Ameritas Life Insurance Corp. Separate Account LLVL
o        Ameritas Life Insurance Corp. Separate Account LLVA
o        Ameritas Variable Separate Account VA
o        Ameritas Variable Separate Account VL



VARIABLE PRODUCTS:
------------------

PORTFOLIOS of the FUND listed above are available as variable investment options ("SUBACCOUNTS") offered through any INDIVIDUAL VARIABLE LIFE INSURANCE POLICY or INDIVIDUAL VARIABLE ANNUITY CONTRACT issued by AMERITAS LIFE INSURANCE CORP. and registered with the SECURITIES AND EXCHANGE COMMISSION under the SECURITIES ACT OF 1933.